Exhibit 99.1

Liberated Syndication Announces Long-Time CEO Chris Spencer Steps Down

Mr. Spencer To Become Senior Advisor to the Board

Pittsburgh, PA -- Liberated Syndication Inc. (OTCQB: LSYN) today announced that long time Chief Executive Officer Chris Spencer has informed the Board of his decision to step down as CEO and Board Member, effectively immediately.

“It has been my greatest honor to lead the Liberated Syndication team that has built and grown one of the world’s largest and most dependable podcast and web hosting platforms,” said Mr. Spencer. “As our industry becomes more media centric with accelerating growth, I believe we need new expertise in the leadership role and I look forward to supporting our future CEO and the Board, as a Senior Advisor. Our Company is in a great position to capitalize on the growing podcast industry with over 70,000 monthly subscribers and a strong balance sheet. I am as confident as ever in the prospects of the industry and in the strength of Libsyn’s current position within the market. After a fantastic run, I am ready for my next chapter and will stay close to the Company as an advisor and will remain a shareholder.”

The Board of Directors will immediately begin a global search for a new Chief Executive Officer.

Doug Polinsky, long serving Libsyn Board member noted, “For the past 15 years, Chris has worked to develop a strong foundation for future success at Libsyn. He is leaving the Company in a solid financial position with a deep pool of internal talent and substantial podcasting expertise.”

Mr. Spencer has served as the Chairman and Chief Executive Officer from the Company’s formation via a spin-off in 2016. Mr. Spencer led the Company to profitability and guided it through the successful acquisition of web hosting company Pair Networks in late 2017. Mr. Spencer was CEO and Founder of Liberated Syndication’s predecessor company, Wizzard Software, in 1996.

Under the leadership of Spencer, Libsyn has successfully increased revenues to over $20 million, expanded its customer base to over 100,000 monthly subscribers at Libsyn and Pair Networks, serving over 130,000,000 audience members monthly, while completing several strategic partnerships and acquisitions.

Mr. Spencer concluded, "I want to specifically thank all of our team members for their extensive achievements in the last four years as we have fulfilled our purpose to help podcasters host, distribute, analyze and expand their podcast shows. I look forward to continuing to serve the Company as a Senior Advisor to the board and will remain a significant shareholder. I am committed to help ensure a smooth transition and aid the success of the new Chief Executive Officer in every way possible.”

About Liberated Syndication
Liberated Syndication Inc. (Libsyn) is a world leading podcast hosting network and has been providing publishers with distribution and monetization services since 2004. In 2019 Libsyn delivered over 6.2 billion downloads. Libsyn hosts over 5.8 million media files from more than 70,000 podcasts. Podcast producers choose Libsyn to measure their audience via IAB V2 certified stats, deliver popular audio and video episodes, distribute their content through smartphone Apps (iOS, and Android), and monetize via premium subscription services and advertising. The Company also owns Pair Networks, founded in 1996, one of the oldest and most experienced Internet hosting companies, providing a full range of fast, powerful and reliable Web hosting services.

Libsyn is a Pittsburgh based company with a world class team.

Visit Libsyn on the web at www.libsyn.com and visit Pair Networks at www.pair.com.

Legal Notice
“Forward-looking Statements” as defined in the Private Securities litigation Reform Act of 1995 may be included in some of the information or materials made available on this website. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, actions of regulators concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the "Risk Factors" set forth in our most recent SEC filings.

Investor Relations Contact
https://investor.libsyn.com

Laurie Sims
President, Liberated Syndication
investor@libsyn.com

Adam Prior, SVP
The Equity Group Inc.
(212) 836-9606
aprior@equityny.com